                                                             EXHIBIT 10.22

                                TABLE OF CONTENTS
                                -----------------
                   LEASE OF 1050 BUCKINGHAM ST., WATERTOWN, CT
                   -------------------------------------------

ARTICLE I.  RENT.........................................................1

ARTICLE II.  USE OF THE PREMISES.........................................3

ARTICLE III.  TAXES AND UTILITIES........................................3

ARTICLE IV.  REPAIRS.....................................................6

ARTICLE V.  ALTERATIONS AND IMPROVEMENTS.................................6

ARTICLE VI.  COMPLIANCE WITH LAWS, ORDERS, ETC...........................7

ARTICLE VII.  ASSIGNMENT.................................................7

ARTICLE VIII.  NO SET-OFF................................................8

ARTICLE IX.   INSURANCE..................................................8

ARTICLE X.  DAMAGE OR DESTRUCTION.......................................10

ARTICLE XI.  MECHANICS LIENS............................................10

ARTICLE XII.  ADDITIONAL RIGHTS OF PARTIES..............................10

ARTICLE XIII.  INDEMNITY................................................11

ARTICLE XIV.  INSPECTION OF PREMISES BY LANDLORD........................12

ARTICLE XV.  IMPROVEMENTS...............................................12

ARTICLE XVI.  SURRENDER.................................................13

ARTICLE XVII.  CONDEMNATION.............................................13

ARTICLE XVIII.  MORTGAGES...............................................14

ARTICLE XIX.  TENANT DEFAULTS...........................................15

ARTICLE XX.  NOTICES....................................................17

ARTICLE XXI.  QUIET ENJOYMENT...........................................17

ARTICLE XXII.  SUCCESSORS BOUND.........................................18

ARTICLE XXIII.  HEADINGS................................................18

ARTICLE XXIV.  BROKER...................................................18

ARTICLE XXV.  JURY WAIVER...............................................18

ARTICLE XXVI.  HAZARDOUS MATERIALS......................................18

ARTICLE XXVII.   SECURITY DEPOSIT.......................................21

ARTICLE XXVIII.  ESTOPPEL CERTIFICATE...................................21

ARTICLE XXIX.  OPTIONS TO RENEW.........................................21

ARTICLE XXX.  NOTICE OF LEASE...........................................24

ARTICLE XXXI.  LANDLORD RIGHTS..........................................25

                   LEASE OF 1050 BUCKINGHAM ST., WATERTOWN, CT
                   -------------------------------------------

         LEASE made this 5th day of May, 2000, by and between BAKER GRANDCHILDRENS' TRUST, u/t/a dated May 5, 2000, acting by Henry E. Baker, Trustee, a Connecticut Trust organized and existing under the laws of the State of Connecticut, hereinafter called "Landlord" and CRYSTAL ROCK SPRING WATER COMPANY a corporation organized and existing under the laws of the State of Connecticut, hereinafter called "Tenant".

                               W I T N E S S E T H

         In consideration of the rent, terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the premises known as 1050 Buckingham Street, Watertown, Connecticut, more particularly described in Schedule A attached hereto and made a part hereof.

         TO HAVE AND TO HOLD the Premises unto Tenant for a term (the "Term) Commencing on the "Commencement Date" (as hereinafter stated), and ending at 11:59 p.m. on the day preceding the tenth anniversary of the Rent Commencement Date (as hereinafter defined) unless sooner terminated by prior cancellation or termination pursuant to the provisions of this Lease.

         The Commencement Date shall be the date of the merger between CRYSTAL ROCK SPRING WATER COMPANY and VERMONT PURE HOLDINGS, LTD. pursuant to a merger agreement dated May 5, 2000 described below.

         Notwithstanding the foregoing or any other provision of this Agreement, this Agreement shall not be effective until the Effective Date, and if the Effective Date does not occur on or before the date set forth in Section 10.1(e) of the Merger Agreement between VERMONT PURE HOLDINGS, LTD., VP MERGER PARENT, INC., VP ACQUISITION CORP., and CRYSTAL ROCK SPRING WATER COMPANY, HENRY E. BAKER, JOHN
B. BAKER, PETER K. BAKER, and the other stockholders of CRYSTAL ROCK SPRING WATER COMPANY, listed on EXHIBIT D, thereto, this Agreement shall be of no force or effect.

         IT IS HEREBY mutually covenanted and agreed between Landlord and Tenant as follows:

                                 ARTICLE I. RENT
                                 ---------------

         A. A Lease Year shall mean a twelve-month period running from the Rent Commencement Date or applicable anniversary thereof through the last day of the calendar month preceding the next anniversary of the Commencement Date.

         B. During the Term of this Lease, Tenant covenants to pay to Landlord for the Premises Base Rent during each of the first five Lease years (months 1-60) $360,000.00 per annum, payable in equal monthly installments of $30,000.00 on the first day of each and every month, in advance; and during the second five years (60 months) of said lease $414,000.00 per annum, payable in equal monthly installments of $34,500.00 on the first day of each and every month, in advance, during the said second five Lease years (months 61-120).

         C. All amounts payable by Tenant under this Lease shall be paid, until further notice, at the office of Landlord, c/o Henry E. Baker, 1050 Buckingham Street, Watertown, Connecticut 06795.

         D. Tenant covenants and agrees that any other amounts, liabilities and obligations which Tenant assumes and agrees to pay or discharge pursuant to this Lease, together with any fine, penalty, interest or cost which may be legally due for the late payment thereof, shall constitute additional rent hereunder, and in case of failure of Tenant to pay or discharge any of the foregoing, Landlord shall have the rights, powers and remedies provided herein, or by law, as in the case of nonpayment of Base Rent.

         E. If any installment of Base Rent or additional rent is paid more than fifteen (15) days after the same is due, there shall be assessed against Tenant, in addition to Landlord's other remedies, a late charge of 4% of the monthly rental payment in each instance. In the event that any two (2) or more checks made by Tenant for rent or other payment is returned for "insufficient funds", then Landlord shall have the right to demand that all future checks for the duration of the Lease be in the form of bank or certified checks.

                        ARTICLE II. USE OF THE PREMISES.

         Tenant shall use and occupy the Premises for purposes permitted by the zoning regulations in the Town of Watertown for the district in which the Premises are located.

                        ARTICLE III. TAXES AND UTILITIES.
                        --------------------------------

     A. During the Term, Tenant shall pay, as additional rent, to the extent same are allocable to the Term, all real estate taxes, charges and assessments levied by any governmental authority upon the Premises (together with all interest and penalties imposed due to Tenant's failure to pay) thereon, or upon or against any Base Rent or additional rent reserved or payable hereunder, or upon or against this Lease or leasehold estate hereby created, or the gross receipts from the Premises, or the earnings arising from the use thereof, other than (i) franchise, capital stock transfer, sales, conveyance, death, inheritance, succession, transfer or similar taxes, if any, of Landlord, or (ii) income, excess profits or similar taxes upon Landlord's receipts, if any (unless the taxes referred to in clauses (i) and (ii) are in lieu of or a substitute for any other real estate tax, charge or assessment upon or with respect to the premises which, if such other tax, charge or assessment were in effect, would be payable by Tenant, in which event such taxes will be computed as though the Premises were the only property of Landlord and the Base Rent payable hereunder the only income of Landlord). Tenant shall pay such tax, charge and assessments within fifteen (15) days after the same becomes due and payable.

         B. In the event any governmental authority shall hereafter levy taxes which shall be for the purpose of providing services now provided by the municipality and for which municipal real estate taxes are now levied (e.g., education); Tenant shall also pay as additional rent that portion of such taxes which is attributable to such services to the extent the same are in lieu of, or a substitute for, the aforesaid Tenant's share of municipal real estate taxes.

         C. Tenant shall pay all charges to the Premises allocable to the Term for public or private utility services of gas, electricity and water, and shall comply with all contracts relating to such services and shall do all other things required for the maintenance and continuance of all such services.

         D. The customary adjustments and apportionments of real estate taxes and assessments (customarily made with respect to the closing of title) shall be made between Landlord and Tenant as of the Commencement Date and as of the date of termination of the Lease.

         E. Tenant, at its cost and expense, and if legally required in the name of Landlord, may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity, or application, in whole or in part, of any tax, assessment or charge required to be paid hereunder, provided that neither the Premises nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, and provided further in the case of a legal requirement, Landlord would not be in any imminent danger of any civil (unless Tenant posts an appropriate bond to insure Tenant's indemnification of Landlord therefor) or criminal liability for failure to comply therewith, and the Premises would not be subject imminently to the imposition of any lien (unless Tenant substitutes an appropriate bond to cover such lien) as a result of such failure. Landlord shall promptly furnish to Tenant all notices received by it regarding increases in taxes and assessments and shall reasonably cooperate with Tenant so long as Tenant pays all reasonable out of pocket expenses incurred by reason of such cooperation. Each such contest shall be promptly prosecuted to a final conclusion (whether pursuant to final judgment, appeal, withdrawal or settlement), and Tenant shall pay and save Landlord harmless against all losses, judgments, decrees and costs, including reasonable attorneys' fees and expenses in connection therewith, and shall promptly, after the final determination of such contest, pay and discharge the amounts which shall be levied, assessed or imposed and deemed to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith. Tenant shall be entitled to all refunds or abatements received as a result of such contests or otherwise, provided Tenant shall have been liable for the payment of such tax, charge or assessments.

                              ARTICLE IV. REPAIRS.
                               -------------------

         During the Term, Tenant, at its own cost and expense, shall maintain the Premises and make all necessary repairs and replacements to same, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, as and when necessary. Nothing herein is intended to permit the Tenant to modify any structural portion of the building which would adversely affect the structural integrity and safety of the building or diminish the value thereof, its square footage (i.e., no demolition) or volume.

                    ARTICLE V. ALTERATIONS AND IMPROVEMENTS.
                     ---------------------------------------

         On the consent of Landlord, which consent shall not be unreasonably withheld, provided plans of any changes have been delivered to Landlord, Tenant shall have the right at any time and from time to time during the Term of this Lease to make structural modifications to the Premises such as adding or closing up doorways, adding loading docks and similar modifications provided:

                  (a) all such work shall comply with all laws, ordinances, orders, rules and regulations and requirements of any governmental authority having jurisdiction over the Premises.

                  (b) Tenant shall employ for such work responsible contractors and cause such contractors to carry workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts of not less than $1,000,000 single combined limit, which insurance shall name Landlord as an additional insured.

                 ARTICLE VI. COMPLIANCE WITH LAWS, ORDERS, ETC.
                  ---------------------------------------------

         A. Tenant, at is own cost and expense, shall comply with all laws, ordinances, rules, regulations and requirements of any governmental authority which may be applicable to Tenant's use of the Premises.

         B. Tenant, at its own cost and expense, shall comply with any law, regulation or rule which requires an alteration, addition or other change or other improvement to be made to the Premises.

                            ARTICLE VII. ASSIGNMENT.
                             -----------------------

         Tenant shall not assign this Lease or any right or interest therein, nor sublet the Premises or any part thereof, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold or delay. Any costs incurred in any assignment or subleasing, including, but limited to, the cost of providing the building fit-up, brokerage, legal or otherwise shall be the sole responsibility of Tenant. Notwithstanding any permitted assignment or sublet, Tenant's obligations hereunder shall continue in full force and effect in accordance with the provisions of this Lease.

                            ARTICLE VIII. NO SET-OFF.
                            ------------------------

         This Lease is an absolute triple net lease. The Base Rent, additional rent and other sums payable hereunder by Tenant shall be paid, except as otherwise expressly provided herein, without notice or demand, and, except as otherwise expressly provided herein, without set-off, counterclaim, abatement or deduction.

                             ARTICLE IX. INSURANCE.
                              ---------------------

         A. Tenant shall at all times after the Commencement Date maintain with respect to the Premises insurance of the following character:

               1. REAL PROPERTY: Against the perils of "all risk of physical loss or damage" in an amount not less than one hundred (100%) percent of the insurable replacement cost of the building, and additional coverages and/or endorsements and/or forms providing for "Agreed Amount", "Contingent Liability from Operation of Building Laws", "Demolition and Increased Time to Rebuild" endorsement, and "Increased Cost of Construction" endorsement. Deductibles, are to be clearly shown on policies and/or certificates, and shall not exceed two (2%) percent of the insurable replacement cost. If there is no deductible, the policy shall so state.

               2. COMPREHENSIVE GENERAL LIABILITY: On an occurrence basis so as to provide a combined single limit for bodily injury and property damage of not less than Three Million ($3,000,000) Dollars.

         B. All policies and/or certificates of insurance shall be effective under valid and enforceable policies issued by insurance companies of recognized responsibility and authorized to conduct an insurance business in the State of Connecticut.

         C. All policies of insurance shall provide for at least 30 day written notice of policy cancellation or material change to Landlord and/or Tenant as the case may be. Tenant shall name Landlord and Landlord's Mortgagee, if any, as additional insured on all policies required under this Article IX, and, as respects policies required in Article IX.A.1. (Real Property) above, Tenant shall obtain a standard mortgagee endorsement reasonably satisfactory to Landlord's Mortgagee.

         D. Tenant shall deliver to Landlord, ten (10) days prior to the Term of this Lease and prior to any policy expiration, certificates of insurance in form and substance reasonably satisfactory to Landlord evidencing all the insurance which is then required to be maintained by Tenant hereunder. Should Tenant fail to provide proper evidence of the required insurance in this Article IX or pay the premium, Landlord, at its option but without obligation so to do, may, following one (1) business day's written notice to Tenant, procure such insurance, and any sum expended by Landlord to procure such insurance shall be repaid by tenant within fifteen (15) days after Tenant's receipt of Landlord's confirming statement(s) therefor.

         E. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive all rights to recover against each other for any loss or damage covered by property or casualty insurance carried by each of them. Landlord and Tenant will cause their respective casualty and/or property insurers to issue appropriate waiver of subrogation right endorsements to all casualty and/or property policies carried in connection with the Premises or its contents. Landlord and Tenant hereby agree to look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any property damage claim relating to any matter covered by this Lease.

                        ARTICLE X. DAMAGE OR DESTRUCTION.
                        --------------------------------

         If the building shall be damaged by fire or other casualty or any cause covered by the insurance required to be carried by Tenant hereunder the damages shall be repaired and the building restored by and at the sole expense of Tenant. Base Rent and additional rent shall not be abated, and Tenant shall continue to pay same.

                          ARTICLE XI. MECHANICS LIENS.
                           ---------------------------

         If any mechanics lien shall have been filed against the Premises based upon any act of Tenant or anyone claiming through Tenant (other than Landlord or Landlord's agents, employees or contractors in connection with Landlord's obligations under this Lease), Tenant, after 30 days' notice thereof, shall forthwith take such action by bonding, deposit, payment or otherwise as will remove or satisfy such lien.

                   ARTICLE XII. ADDITIONAL RIGHTS OF PARTIES.
                    -----------------------------------------

         A. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and every right or remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law. The failure of Landlord or Tenant to insist at any time upon the strict performance or observance of any covenant or condition, or to exercise any right, power of remedy under this Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Landlord of any Base Rent, additional rent or other sum payable hereunder with knowledge of the breach of any covenant or agreement in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing by Landlord or Tenant, as the case may be. Landlord or Tenant shall be entitled to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any covenant, agreement, condition or provision of this Lease or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law.

         B. If either party shall be in default in the performance of any of its obligations under this Lease, the defaulting party shall pay to the other party the reasonable expenses incurred in connection therewith, including reasonable attorneys' fees and expenses. If a party shall, without fault on its part, be made a party to any litigation commenced against the other, and if the other party shall not provide the party without fault with counsel reasonably satisfactory to it, said other party shall pay all costs and reasonable attorneys' fees and expenses incurred or paid by the other in connection with such litigation. Notwithstanding the above, counsel provided by an insurance carrier shall be considered reasonably satisfactory unless such counsel shall refuse to act for the party.

                            ARTICLE XIII. INDEMNITY.
                             -----------------------

         Tenant shall protect, save and keep Landlord harmless and indemnified against and from any loss, costs, damage or expense arising out of or from any accident or other occurrence on the

Premises causing injury or damage to any person or property, due or claimed to be due to: a) any act or neglect of Tenant, its agents or employees, or b) failure to comply with and perform any of the requirements and provisions of this Lease on its part to be performed, or c) any use made by Tenant on the Premises; and Tenant shall, at its own cost and expense, defend and indemnify Landlord against all claims based upon death, damage or injury to persons or damage to property while in, on or about the Premises, during the entire Term of this Lease which are due or claimed to be due to clauses a, b, or c.

                ARTICLE XIV. INSPECTION OF PREMISES BY LANDLORD.
                 -----------------------------------------------

         Tenant covenants and agrees that the Premises shall be open to Landlord and its agents at all reasonable times, except in emergency, upon reasonable notice, for the purpose of inspection and for exhibition of the same for sale or mortgage, and, within the last nine (9) months of the Term, for rent. Landlord will give Tenant at least three (3) business days prior notice before Landlord's entry upon the Premises. During any such entry into the Premises Landlord shall perform its inspection with due diligence and as expeditiously as possible and shall cause a minimum of interference with Tenant's business.

                            ARTICLE XV. IMPROVEMENTS.
                            ------------------------

         All property improvements installed on the Premises by Tenant, including, but not limited to, floor covering, hardware, HVAC, loading dock equipment, plumbing fixtures electric fixtures, partitions and doors, and whether or not permanently attached to the realty, shall become the property of Landlord upon the termination of this Lease.

         Notwithstanding the foregoing, Tenant's trade fixtures, as defined in this Lease, shall remain the property of Tenant and shall be removed by Tenant at the termination of this Lease. Tenant, at its own expense, shall repair any damage to the Premises caused by such removal. The words "Tenant's trade fixtures" shall be construed to mean all machinery, signs, furniture and office equipment (including, without limitation, computers, data processing and trading related equipment) owned or used by Tenant.

                             ARTICLE XVI. SURRENDER.
                             ----------------------

         Upon the termination of this Lease, Tenant shall peaceably and quietly surrender the Premises to Landlord in good order and condition, reasonable wear and tear, damage by fire, the elements, unavoidable casualty, or circumstances beyond the control of Tenant excepted. Tenant shall have no obligation to remove or pay for the removal of any changes or alterations which Landlord has approved during the Term.

                           ARTICLE XVII. CONDEMNATION.
                           --------------------------

         If the Premises or a substantial portion thereof shall be taken by governmental authority as a result of the exercise of the power of eminent domain so as to materially impact Tenant's use of the Premises, this Lease shall terminate as of the date of vesting of title and neither Landlord nor Tenant shall have any further liability or obligation hereunder. As used herein, "substantial portion" must include a portion of the building or a permanent disruption of Tenant's access thereto. Any reward or payment by reason of any taking shall belong to Landlord. Tenant may make a separate claim for its removable trade fixtures and relocation and loss of business if the taking action so provides. Upon such termination, the Base Rent, additional rent and other sums payable by Tenant under this Lease shall be apportioned to the date of termination; and any security deposit shall be returned to Tenant. Notwithstanding anything to the contrary contained in this Lease, in the event of any condemnation or taking in which the Lease in not terminated, all Base Rent and additional rent shall be proportionately abated to reflect the rentable area of the Premises remaining tenantable after such taking, and Landlord, at its sole cost and expense, shall promptly repair and restore the areas affected by such taking.

                            ARTICLE XVIII. MORTGAGES.
                            ------------------------

         A. Subject to Tenant's receipt of the non-disturbance agreement provided in sub-paragraph B below, the Lease shall be subject and subordinate to the lien of any bona fide mortgage or mortgages which may now or hereafter affect or become a lien upon the Premises, provided that the mortgagee shall be an insurance company, a bank, a savings and loan association, a pension fund, corporation or trust.

         B. Tenant shall execute any instruments which may be required to effectuate such subordination, consistent with the provisions of this Article, subject to Tenant's receiving a written agreement from the holder of any present or future mortgage in form reasonably acceptable to Tenant, that if, by dispossess, foreclosure or otherwise, such mortgagee, or any successor in interest, shall become the owner of the Premises or take over the rights of Landlord therein, it will not disturb the possession or enjoyment of the Premises by Tenant, nor disaffirm the Lease, so long as Tenant is not in default of its obligations under the terms of this Lease.

                          ARTICLE XIX. TENANT DEFAULTS.
                          ----------------------------

         A. If, at any time during the Term of this Lease, (i) Tenant shall file in any court a petition in bankruptcy or insolvency or for reorganization (other than a reorganization not involving the insolvency of Tenant), or arrangement, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or (ii) an involuntary petition of the kind referred to in subdivision (i) of this Paragraph shall be filed against Tenant, and such petition shall not be vacated or withdrawn within sixty (60) days after the date of filing thereof, or (iii) if Tenant shall make an assignment for the benefit of creditors, or (iv) if Tenant shall be adjudicated a bankrupt by any court; then in any such event this Lease shall terminate ipso facto upon the happening of such contingency, and Tenant shall then quit and surrender the Premises to Landlord. The word "Tenant", as used in this section, shall be deemed to mean the Tenant herein named, or in the event that this Lease shall have been assigned, such word shall be deemed to mean only the assignee in possession of the Premises. In any event, the liability of Tenant shall continue as provided in the Lease.

         B. If Tenant shall be in default in the payment of rent, taxes, charges, assessments or insurance premiums after the same shall become due and payable, for more than ten (10) days after written notice by Landlord, then Landlord may, at its election, subject to statutory requirements, terminate this Lease.

         If Tenant shall be in default in the performance of any of the other covenants, terms and conditions of this Lease, Landlord shall give Tenant thirty
(30) days' notice in writing, specifying the default and requiring it to be remedied. If, at the expiration of said thirty (30) days, the default which is the basis of such notice shall not have been remedied (or if such default cannot reasonably be remedied within such period of thirty (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it) Landlord, at its election, may terminate this Lease on statutory notice to such effect.

         After such termination, Landlord may pursuant to lawful process, re-enter the Premises and possess same as its former estate, and without such re-entry may recover possession thereof in the manner prescribed by the statute relating to summary process. Except as required by applicable law or as otherwise provided in this Lease, no demand for rent or notice of violation of any covenant or agreement herein contained and no re-entry for condition broken, as at common law, shall be necessary to enable Landlord to recover such possession pursuant to the statute relating to summary process.

         C. In the event this Lease shall terminate pursuant to Section A or Section B of this Article, Landlord shall be entitled to recover forthwith from Tenant, as liquidated damages or otherwise, an amount equal to the difference between the rent reserved in this Lease for the unexpired portion of the Term, over and above the rental value of the Premises for the same period as of the date of termination discounted if the amount is a lump sum award, to present value at the "Prime Rate" of interest charged by the majority of ten money center banks located in the New York Metropolitan area.

         In determining the fair market rental value of the leased Premises, the rental realized by any bona fide reletting shall be deemed prima facie evidence of such rental value.

                              ARTICLE XX. NOTICES.
                              --------------------

         All notices, demands, consents, approvals, requests or other communications required or permitted to be given pursuant to this Lease or pursuant to law ("Notices") shall be in writing and shall be sent by one of the following means: (i) hand delivery with written receipt (unless the recipient refuses to give a receipt), (ii) Unites States certified mail, postage prepaid, return receipt requested, or (iii) Federal Express or another nationally recognized overnight express delivery service. Notices to Landlord shall be directed to Landlord c/o Rapaport & Ellenthal, 750 Summer St., Stamford, CT, 06901. Notices to Tenant shall be directed to Tenant at the Premises.

         Landlord and Tenant shall each have the right, from time to time, to specify as its address for purposes of this Article, any other address in the United States upon giving notice thereof to the other party. Notices given by hand delivery shall be deemed given at the time of delivery. Notes given by Federal Express or such other overnight express service shall be deemed given one business day after deposit with the express company prior to its deadline for overnight delivery. Notices given by U.S. certified mail shall be deemed given three business days after deposit with the U.S. Postal Service.

                          ARTICLE XXI. QUIET ENJOYMENT.
                          -----------------------------

         Tenant, upon paying the rental herein reserved and performing the terms, covenants and conditions of this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the Term of this Lease.

                         ARTICLE XXII. SUCCESSORS BOUND.
                         -------------------------------

         This Lease shall enure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

                            ARTICLE XXIII. HEADINGS.
                            ------------------------

         Headings used herein are merely for the convenience of the parties and are not intended to affect in any wise the validity or construction of any provisions hereof.

                              ARTICLE XXIV. BROKER.
                              ---------------------

         Tenant represents that no broker showed the Premises to it or interested it therein. Landlord represents that there is no listing broker.

                            ARTICLE XXV. JURY WAIVER.
                            -------------------------

         Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or the right to any statutory relief or remedy, or any claim of injury or damage.

                       ARTICLE XXVI. HAZARDOUS MATERIALS.
                       ----------------------------------

         Tenant, on behalf of Tenant or Tenant's agents, employees or contractors, shall not (either with or without negligence) cause or permit (i) the spill, discharge, escape, disposal or release of any hazardous or toxic substances, wastes or materials at or about the Premises, or (ii) the treatment, storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, or (iii) to be brought onto the Premises any such materials or substances except in limited quantities to use in the ordinary and lawful course of Tenant's business, and then only after written notice is given to Landlord of the identity, quantity and location of such substances or materials or wastes derives therefrom (collectively, in clauses (i), (ii) and (iii) called "Environmental Violations". Without limitation, hazardous substances and materials shall include those described in or meeting the criteria of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., and any applicable state or local environmental laws and the regulations adopted under these acts ("Environmental Laws"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any Environmental Violations caused by Tenant or Tenant's agents, employees or contractors, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord within ten (10) days following Landlord's supporting statements therefor, as additional rent if such requirement applies to the Premises or to Tenant. In addition, Tenant shall execute reasonable affidavits, representations and the like from time to time within ten (10) days after Landlord's written request concerning Tenant's best knowledge and belief regarding the presence of Environmental Violations on the Premises. In the event Tenant causes any Environmental Violations under this Lease, in addition to all other rights and remedies of Landlord under this Lease, regardless of when the existence of the violation is determined, whether during the Term or after the Lease has expired or been terminated, Tenant shall immediately upon notice from Landlord, at Landlord's option, either
(A) at Tenant's sole cost and expense, diligently and expeditiously undertake, with respect to any violation of this Article, (1) elimination of any Tenant's violation of Environmental Law, (2) complete remedial investigations, feasibility studies, remedial actions (which actions may, at the Landlord's option, include removal and disposal of any Environmental Violations) and restoration of the Land to the condition existing prior to such investigative or remedial activities, all in accordance with Environmental Laws, or (B) reimburse Landlord for all reasonable costs, fees and expenses, including reasonable attorneys' fees, incurred by Landlord in undertaking any actions to cure Environmental Violations caused by Tenant referred to in the foregoing clauses
A.1 and A.2. In all events, Tenant shall indemnify and hold harmless Landlord in the manner elsewhere provided in this Lease from any Environmental Violations about the Land occurring while Tenant is in possession, if caused by Tenant or by employees, agents, contractors or licensees of Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

         B. Notwithstanding the foregoing, Tenant shall have no responsibility whatsoever for, and Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, loss, damage, cost or expense (including, but not limited to, cleanup costs and losses relating to interruption or cessation of operations) arising out of or relating to (i) any preexisting contamination of the Premises by hazardous substances and materials; (ii) any contamination by hazardous substances or materials emanating from outside the Premises; or (iii) any contamination by hazardous substances and materials not caused by the act or omission of Tenant, its employees, agents or contractors, or by Tenant's breach of this Lease.

                        ARTICLE XXVII. SECURITY DEPOSIT.
                        ---------------------------------

         There shall be no security deposit.

                      ARTICLE XXVIII. ESTOPPEL CERTIFICATE.
                      -------------------------------------

         Tenant agrees, at any time and from time to time, upon not less than fifteen (15) business days prior notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (a) certifying to the extent same is true, that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease is in full force and effect as modified and stating the modifications); (b) stating the dates to which the rent and other charges hereunder have been paid by Tenant; (c) stating whether or not Tenant has knowledge that Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if Tenant has knowledge of such default, specifying each such default; and (d) stating the address to which notices to Tenant shall be sent. Landlord shall, from time to time, if requested by Tenant, likewise so timely deliver to Tenant an estoppel certificate, in the substance and form described above, relative to the status of this Lease.

                         ARTICLE XXIX. OPTIONS TO RENEW.
                         -------------------------------

         A. Provided Tenant is not then in default beyond any applicable grace period, Tenant shall have an option of renewing this Lease for an additional term of five (5) years (the "First Renewal Term") from the tenth anniversary of the Rent Commencement Date by sending to Landlord written notice postmarked on or before the first day of the seventh month of the tenth Lease Year that it is extending the Term of this Lease. Upon Landlord's receipt of such written notice the parties shall attempt to agree upon a fair annual Base Rent for the First Renewal Term. In the event the parties cannot agree upon such an annual Base Rent, the determination of same shall be made by arbitration as hereinafter provided. If the annual Base Rent is determined by arbitration, it shall be the fair market rental ("FMR") of the Premises. Landlord and Tenant shall each appoint a member of the American Institute of Appraisers who shall have at least ten (10) years' experience in appraising commercial property in Fairfield County, Connecticut. Such appointment shall be made in writing by each party to the other and to the appraiser so appointed. Said appointment shall be made at least ninety (90) days before the end of the tenth Lease Year. In the event said appraisers do not agree upon a FMR prior to sixty (60) days before the end of the tenth Lease Year, they shall promptly appoint a third appraiser with similar qualifications and said three appraisers shall determine the FMR of the Premises prior to thirty (30) days before the end of the tenth Lease Year. If said three appraisers are unable jointly to agree prior to thirty days before the end of the tenth Lease Year of the FMR of the Premises, then in that event an average of the three values for FMR shall be utilized to determine same, provided the variation between the high value and the low value does not exceed 5%. In the event of the failure of the appraisers to agree upon a third appraiser as aforesaid or in the event the variation between the high rental and low rental exceeds 5% or in the event that either Landlord or Tenant shall fail to appoint an appraiser as aforesaid within the time above set forth therefor, then either Landlord or

Tenant shall make an application to the American Arbitration Association for the appointment of another appraiser and such appraiser, together with advice from the other appraisers, shall determine the FMR as soon as possible after his appointment. During the First Renewal Term the annual Base Rent shall be 100% of the FMR of the Premises. Except for said annual Base Rent change, all of the other covenants and agreements contained herein shall remain in force and effect during such First Renewal Term.

         B. Provided Tenant is not then in default beyond any applicable grace period, Tenant shall have an option of renewing this Lease for an additional term of five (5) years (the "Second Renewal Term") from the fifteenth anniversary of the Rent Commencement Date by sending to Landlord written notice postmarked on or before the first day of the seventh month of the fifteenth Lease Year that it is extending the Term of this Lease. Upon Landlord's receipt of such written notice the parties shall attempt to agree upon a fair annual Base Rent for the Second Renewal Term. In the event the parties cannot agree upon such an annual Base Rent, the determination of same shall be made by arbitration. If the annual Base Rent is determined by arbitration, it shall be FMR of the Premises. Landlord and Tenant shall each appoint a member of the American Institute of Appraisers who shall have at least ten (10) years' experience in appraising commercial property in Litchfield County, Connecticut. Such appointment shall be made in writing by each party to the other and to the appraiser so appointed. Said appointment shall be made at least ninety (90) days before the end of the fifteenth Lease Year. In the event said appraisers do not agree upon a FMR prior to sixty (60) days before the end of the fifteenth Lease Year, they shall promptly appoint a third appraiser with similar qualifications and said three appraisers shall determine the FMR of the premises prior to thirty (30) days before the end of the fifteenth Lease Year. If said three appraisers are unable jointly to agree prior to thirty days before the end of the fifteenth Lease Year of the FMR of the Premises, then in that event an average or the three values for FMR shall be utilized to determine same, provided the variation between the high value and the low value does not exceed 5%. In the event of the failure of the appraisers to agree upon a third appraiser as aforesaid or in the event the variation between the high rental and the low rental exceeds 5% or in the event that either Landlord or Tenant shall fail to appoint an appraiser as aforesaid within the time above set forth therefor, then either Landlord or Tenant shall make an application to the American Arbitration Association for the appointment of another appraiser and such appraiser, together with advice from the other appraisers, shall determine the annual Base Rent as soon as possible after his appointment. During the Second Renewal Term the annual Base Rent shall be 100% of the FMR of the Premises. Except for said annual Base Rate change, all of the other covenants and agreements contained herein shall remain in force and effect during such Second Renewal Term.

                          ARTICLE XXX. NOTICE OF LEASE.
                          -----------------------------

         Upon the request of either party the party shall promptly execute and deliver a statutory notice of lease or short form memorandum of lease for recording in the Watertown, Connecticut land records.

                         ARTICLE XXXI. LANDLORD RIGHTS.
                         ------------------------------

         Landlord hereby represents that it has the full right, power and authority to lease the Premises to Tenant as provided in the Lease.


         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, Sealed and Delivered                BAKER GRANDCHILDRENS' TRUST
in the presence of                          u/t/a dated May 5, 2000

                                                    LANDLORD


/s/ (Illegible)                             by /s/ Henry E. Baker
--------------------------                    ------------------------------
                                              HENRY E. BAKER, Trustee
/s/ (Illegible)
--------------------------


                                            CRYSTAL ROCK SPRING WATER
                                            COMPANY

                                                      TENANT


                                            by /s/ John B. Baker
                                              -------------------------------
                                              JOHN B. BAKER, its Co-President

STATE OF CONNECTICUT      )
                          )   ss.: LITCHFIELD                      May 5, 2000
COUNTY OF LITCHFIELD      )

         Personally appeared BAKER GRANDCHILDRENS' TRUST u/t/a dated May 5, 2000, acting by HENRY E. BAKER, Trustee, hereunto duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Trust, before me.


                                             /s/ (Illegible)
                                ------------------------------------------------
                                Notary Public/Commissioner of the Superior Court



STATE OF CONNECTICUT      )
                          )    ss.: LITCHFIELD                     May 5, 2000
COUNTY OF LITCHFIELD      )

         Personally appeared CRYSTAL ROCK SPRING WATER COMPANY by JOHN B. BAKER, its Co-President, hereunto duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Corporation, before me.


                                             /s/ (Illegible)
                                ------------------------------------------------
                                Notary Public/Commissioner of the Superior Court